EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 22, 2010

January 22, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-4.4%	-5.4%	-5.4%
Class B Units	-4.4%	-5.4%	-5.4%
Legacy 1 Class Units	-4.3%	-5.2%	-5.2%
Legacy 2 Class Units	-4.3%	-5.3%	-5.3%
GAM 1 Class Units	-4.1%	-5.8%	-5.8%
GAM 2 Class Units	-4.1%	-5.8%	-5.8%
GAM 3 Class Units	-4.1%	-5.9%	-5.9%

S&P 500 Total Return Index2	-3.9%	-2.0%	-2.0%
Barclays Capital U.S. Long Government Index2	1.0%	2.4%	2.4%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs
Sector/Market	Price Action	Cause
Sugar	Increase	Tight supplies from Brazil and ongoing elevated demand from Asia
Lean Hogs	Increase	Strong U.S. dollar and selling pressure from large commodity funds

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. Dollar and Japanese Yen	Increase	Increased Chinese demand for safe-haven currencies
Australian and New Zealand dollars	Decrease	Plans to tighten Chinese lending policies
Euro	Decrease	Concerns about the economic stability of Greece and other smaller European Union nations

Grant Park’s longer-term trading advisors are predominantly short the U.S. dollar.  Grant Park’s shorter-term trading advisors are predominantly long the U.S. dollar.

Energy
Sector/Market	Price Action	Cause
Crude Oil	Decrease	Bearish demand forecasts prompted by reports showing a drop in U.S. crude oil production
Natural Gas	Increase	Cold weather forecasts in the U.S.

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
U.S. equity markets	Decrease	Profit-taking after recent uptrends and concerns over future lending activity in the U.S. and China
Nikkei 225	Increase	Decreased demand for Japanese exports caused by a stronger Japanese yen
European Equity Indices	Decrease	Sharp declines in the share prices of key European banking firms

Grant Park’s longer-term trading advisors are predominantly long the equities sector, as are Grant Park’s shorter-term trading advisors.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Declines in the global equity markets and concerns about the impact of new U.S. banking regulations on the nation’s economic growth
European Fixed-Income Markets	Increase	Increased global demand for safer debt instruments

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals:
Sector/Market	Price Action	Cause
Gold and Silver	Decrease	U.S. dollar strength and weak U.S. industrial production data for December
Industrial Metals	Decrease	Decreased Chinese demand caused by shifts in lending policies

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.